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As filed with the Securities and Exchange Commission on December 8, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

The Pep Boys—Manny, Moe & Jack
(Exact name of registrant as specified in its charter)

Pennsylvania	23-0962915
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132
(215) 430-9000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

See Table of Additional Registrants

Brian D. Zuckerman, Esq.
Vice President, General Counsel and Secretary
The Pep Boys—Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132
(215) 430-9000
(Name, address, including zip code, and telephone number,
including area code, of agent for service of each registrant)

Please address a copy of all communications to:
 James W. McKenzie, Jr., Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5000

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-109625

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per unit(3)(4)	Proposed maximum aggregate offering price (2)(3)(4)	Amount of registration fee (4)

Common Stock, par value $1.00 per share (5)

Debt Securities (6)

Warrants to Purchase Common Stock

Warrants to Purchase Debt Securities

Stock Purchase Contracts

Stock Purchase Units

Guarantee by The Pep Boys Manny Moe & Jack of California (7)

Guarantee by Pep Boys — Manny, Moe & Jack of Delaware, Inc. (7)

Guarantee by Pep Boys — Manny, Moe & Jack of Puerto Rico, Inc. (7)

Total	$15,000,000	100%	$15,000,000	$1,901

(1)
These offered securities may be sold separately, together or as units with other offered securities.

(2)
Such indeterminate number or amount of Common Stock, Debt Securities, Warrants, Stock Purchase Contracts and Stock Purchase Units of The Pep Boys—Manny, Moe & Jack as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $15,000,000, or if any Debt Securities are issued with original issue discount, such greater amount as will result in an aggregate offering price of $15,000,000.

(3)
Estimated solely for purposes of calculating the registration fee.

(4)
Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold will not exceed $15,000,000 (see Note 2 above). Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for Common Stock or Debt Securities that are issued upon conversion or exchange of Debt Securities registered hereunder.

(5)
Includes common stock purchase rights which are attached to, and trade and transfer with, the Common Stock. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the Common Stock. Also includes such presently indeterminate number of shares of Common Stock as may be issued (a) upon conversion of or exchange for any Debt Securities that provide for conversion or exchange into Common Stock, (b) upon exercise of warrants to purchase Common Stock or (c) pursuant to Stock Purchase Contracts. Also includes an indeterminate number or amount of offered securities as may be issued in connection with Stock Purchase Units.

(6)
Subject to Note 2, such indeterminate principal amount of Debt Securities (which may be senior or subordinated).

(7)
Pursuant to Rule 457(n) under the Securities Act of 1933, no additional consideration will be received for the guarantees by The Pep Boys Manny Moe & Jack of California, Pep Boys—Manny, Moe & Jack of Delaware, Inc. and Pep Boys—Manny, Moe & Jack of Puerto Rico, Inc. and no separate fee is payable with respect to the guarantees.

ADDITIONAL REGISTRANTS

Name of Additional Registrant	State of Incorporation	I.R.S. Employee Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, or Registrant's Principal Executive Offices
The Pep Boys Manny Moe & Jack of California	California	95-1099890	3111 West Allegheny Avenue Philadelphia, Pennsylvania 19132 (215) 430-9000
Pep Boys — Manny, Moe & Jack of Delaware, Inc.	Delaware	51-0363252	3111 West Allegheny Avenue Philadelphia, Pennsylvania 19132 (215) 430-9000
Pep Boys — Manny, Moe & Jack of Puerto Rico, Inc.	Delaware	51-0363784	3111 West Allegheny Avenue Philadelphia, Pennsylvania 19132 (215) 430-9000

Incorporation By Reference of Registration Statement on Form S-3, File No. 333-109625.

        The Pep Boys—Manny, Moe & Jack (the "Registrant") hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3, as amended (File No. 333-109625), filed with the Securities and Exchange Commission, and declared effective on November 10, 2003, by the Securities and Exchange Commission, including each of the documents filed by the Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

        All exhibits filed with or incorporated by reference in Registration Statement No. 333-109625 are incorporated by reference into, and shall be deemed a part of this Registration Statement, except the following which are filed herewith or specifically incorporated by reference herein from Registration Statement No. 333-109625. Where so indicated by footnote, exhibits which were previously filed are incorporated by reference.

Exhibit Number	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP, with respect to the legality of shares registered
23.1	Consent of Deloitte & Touche
23.4	Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney (Exhibit 24.1)(1)

(1)
Except as set forth herein, included on signature pages to Registration Statement on Form S-3 (File No. 333-109625) filed with the Securities and Exchange Commission and declared effective on November 10, 2003.

2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 pursuant to Rule 462(b) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on the 8th day of December, 2004.

THE PEP BOYS-MANNY, MOE & JACK
By:	/s/ Bernie McElroy Bernie McElroy Vice President-Chief Accounting Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, and, pursuant to Rule 462(b), this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Lawrence N. Stevenson Lawrence N. Stevenson	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2004
/s/ Harry Yanowitz Harry Yanowitz	Chief Financial Officer (Principal Financial Officer)	December 8, 2004
/s/ Bernard K. McElroy Bernard K. McElroy	Vice President—Chief Accounting Officer and Treasurer (Principal Accounting Officer)	December 8, 2004
* M. Shan Atkins	Director	December 8, 2004
* Peter A. Bassi	Director	December 8, 2004
* Bernard J. Korman	Director	December 8, 2004
* J. Richard Leaman, Jr.	Director	December 8, 2004

* William Leonard	Director	December 8, 2004
* Malcolmn D. Pryor	Director	December 8, 2004
* Lester Rosenfeld	Director	December 8, 2004
* Jane Scaccetti	Director	December 8, 2004
* Benjamin Strauss	Director	December 8, 2004
* John T. Sweetwood	Director	December 8, 2004
*	/s/ Bernard K. McElroy Bernard K. McElroy Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 pursuant to Rule 462(b) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on the 8th day of December, 2004.

THE PEP BOYS-MANNY, MOE & JACK OF CALIFORNIA
By:	/s/ Bernard K. McElroy Bernard K. McElroy Vice President-Chief Accounting Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, and, pursuant to Rule 462(b), this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Lawrence N. Stevenson Lawrence N. Stevenson	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2004
/s/ Harry Yanowitz Harry Yanowitz	Director and Chief Financial Officer (Principal Financial Officer)	December 8, 2004
/s/ Bernard K. McElroy Bernard K. McElroy	Vice President—Chief Accounting Officer and Treasurer (Principal Accounting Officer)	December 8, 2004
* George Babich, Jr.	Director	December 8, 2004
*	/s/ Bernard K. McElroy Bernard K. McElroy Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 pursuant to Rule 462(b) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on the 8th day of December, 2004.

THE PEP BOYS-MANNY, MOE & JACK OF DELAWARE, INC.
By:	/s/ BERNIE MCELROY Bernard K. McElroy Vice President-Chief Accounting Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, and, pursuant to Rule 462(b), this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LAWRENCE N. STEVENSON Lawrence N. Stevenson	Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2004
/s/ HARRY YANOWITZ Harry Yanowitz	Director and Chief Financial Officer (Principal Financial Officer)	December 8, 2004
/s/ BERNARD K. MCELROY Bernard K. McElroy	Vice President-Chief Accounting Officer and Treasurer (Principal Accounting Officer)	December 8, 2004
* George Babich, Jr.	Director	December 8, 2004
*	/s/ BERNARD K. MCELROY Bernard K. McElroy Power of Attorney

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 pursuant to Rule 462(b) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on the 8th day of December, 2004.

THE PEP BOYS-MANNY, MOE & JACK OF PUERTO RICO, INC.
By:	/s/ BERNARD K. MCELROY Bernard K. McElroy Vice President-Chief Accounting Officer and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, as amended, and, pursuant to Rule 462(b), this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LAWRENCE N. STEVENSON Lawrence N. Stevenson	Chief Executive Officer and Director (Principal Executive Officer)	December 8, 2004
/s/ HARRY YANOWITZ Harry Yanowitz	Director and Chief Financial Officer (Principal Financial Officer)	December 8, 2004
/s/ BERNARD K. MCELROY Bernard K. McElroy	Vice President-Chief Accounting Officer and Treasurer (Principal Accounting Officer)	December 8, 2004
* George Babich, Jr.	Director	December 8, 2004
*	/s/ BERNARD K. MCELROY Bernard K. McElroy Power of Attorney

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ADDITIONAL REGISTRANTS
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES